EXHIBIT 99.1

MORGANS HOTEL GROUP ANNOUNCES AGREEMENT WITH MEZZANINE LENDER FOR HUDSON HOTEL

New York, NY, October 15, 2009 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced that it has entered into an agreement with one of its lenders which holds, among other loans, the mezzanine loan on the Company’s Hudson Hotel property in New York City.

The Hudson mezzanine loan was to mature on July 12, 2010 and provided for a 15-month extension at the Company’s option, subject to satisfaction of certain conditions. Under the agreement announced today, the mezzanine lender has agreed to forbear until October 12, 2013 from exercising any remedies resulting from a maturity default, subject only to maintaining certain interest rate caps and making cash payments within the control of MHG. As part of the agreement, the outstanding balance of the Hudson mezzanine loan has been decreased from $32.5 million to $26.5 million.

The mezzanine lender also has agreed to cooperate with MHG in its efforts to seek an extension of the $217 million Hudson mortgage loan, which is also set to mature on July 12, 2010, and to consent to certain refinancings and other modifications of the Hudson mortgage loan.

Marc Gordon, President of Morgans Hotel Group, said, “This agreement demonstrates our continued progress in strengthening Morgans’ balance sheet and our lender’s confidence in the value of the Hudson property and the future potential of the Morgans portfolio. We also believe that this agreement and the reduction in the outstanding loan balance together with the cooperation of the mezzanine lender will enhance our ability to obtain an extension of the Hudson mortgage loan.”

About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles, Scottsdale and South Beach, Clift in San Francisco, and Sanderson and St Martins Lane in London. Morgans Hotel Group and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. Morgans Hotel Group has other property transactions in various stages of completion, including projects in SoHo, New York; Las Vegas, Nevada; Palm Springs, California; Boston, Massachusetts; and Dubai, UAE. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of new properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in Morgans Hotel Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts

Jennifer Foley
Vice President of Public Relations, Morgans Hotel Group
212.277.4166
jennifer.foley@morganshotelgroup.com